SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 18, 2010

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Community Bank Shares of Indiana, Inc.’s Annual Meeting of Stockholders was held on May 18, 2010.  At the meeting:

1.	3 persons were elected to serve as directors of Community Bank Shares of Indiana, Inc.;
2.	the selection of Crowe Horwath LLP to serve as the independent registered public accounting firm of Community Bank Shares of Indiana, Inc. for 2010 was ratified; and
3.	a proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation program and procedures.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

	FOR	AGAINST	WITHHELD	ABSTAINED	BROKER NON-VOTES

1. Election of directors:

NOMINEE
R. Wayne Estopinal	2,053,571		205,018		539,193
Gary L. Libs	2,062,190		196,399		539,193
Kerry M. Stemler	2,054,392		204,197		539,193

2. Ratification of Independent Registered Public Accounting Firm.	2,715,889	38,751		43,142

3. Proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation programs and procedures.	2,496,515	154,792		146,475

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: May 24, 2010	By:	/s/ James D. Rickard
Name: James D. Rickard
Title: President and CEO

Date: May 24, 2010	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer